Exhibit 99.1

DICE Announces Pricing of Upsized Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., October 12, 2022 (GLOBE NEWSWIRE) — DICE Therapeutics, Inc. (Nasdaq: DICE), a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas, today announced the pricing of its upsized underwritten public offering of 8,219,178 shares of its common stock at a public offering price of $36.50 per share. All shares of common stock are being offered by DICE. The gross proceeds to DICE from the offering, before deducting underwriting discounts and commissions and other offering expenses, are expected to be approximately $300.0 million. In addition, DICE has granted the underwriters a 30-day option to purchase up to an additional 1,232,876 shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about October 17, 2022, subject to the satisfaction of customary closing conditions.

BofA Securities, SVB Securities, Evercore ISI and Guggenheim Securities are acting as the joint book-running managers for the offering.

The securities are being offered by DICE pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus may also be obtained, when available, from: BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbsecurities.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, New York 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DICE Therapeutics, Inc.

DICE Therapeutics, Inc. is a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas. DICE is initially focused on developing oral therapeutics against well-validated targets in immunology, with the goal of achieving comparable potency to their systemic biologic counterparts, which have demonstrated the greatest therapeutic benefit to date in these disease areas. The Company’s DELSCAPE platform is designed to discover selective oral small molecules with the potential to modulate protein-protein interactions (PPIs) as effectively as systemic biologics. DICE’s lead therapeutic candidates are oral antagonists of the pro-inflammatory signaling molecule, IL-17, which is a validated drug target implicated in a variety of immunology indications. DICE is also developing oral therapeutic candidates targeting α4ß7 integrin and αVß1/αVß6 integrin for the treatment of inflammatory bowel disease and idiopathic pulmonary fibrosis, respectively.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management and include, but are not limited to, statements regarding the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, and the Company’s ability to complete the offering. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering, the Company’s ability to advance DC-806, DC-853 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of the COVID-19 pandemic on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the SEC, including the Company’s quarterly report on Form 10-Q filed on August 11, 2022, the preliminary prospectus supplement relating to this offering, and its other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein.

Contact:

Katie Engleman, 1AB

katie@1abmedia.com